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                                   SCHEDULE B
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                            FUND ACCOUNTING AGREEMENT
                              COMPENSATION SCHEDULE
                          EFFECTIVE AS OF MAY 19, 2005

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

1.       FEE SCHEDULE
         Annual asset based fees will be charged at a flat rate of 4.0 basis points. These fees will be calculated and paid monthly by the Fund based on the average daily net assets of that Fund during the month. In addition, DSC shall be entitled to reimbursement of out-of-pocket expenses paid on behalf of the Fund.

2.       FACILITIES
         In the conduct of the business of the parties to this Agreement and in the performance of this Agreement, each party will bear its allocable portion of expenses common to each.
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AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                          DELAWARE GROUP ADVISER FUNDS
                                                        DELAWARE GROUP CASH RESERVE
                                                        DELAWARE GROUP EQUITY FUNDS I
                                                        DELAWARE GROUP EQUITY FUNDS II
                                                        DELAWARE GROUP EQUITY FUNDS III
                                                        DELAWARE GROUP EQUITY FUNDS IV
                                                        DELAWARE GROUP EQUITY FUNDS V
                                                        DELAWARE GROUP FOUNDATION FUNDS
                                                        DELAWARE GROUP GLOBAL AND
                                                         INTERNATIONAL FUNDS
                                                        DELAWARE GROUP GOVERNMENT FUND
                                                        DELAWARE GROUP INCOME FUNDS
                                                        DELAWARE GROUP LIMITED-TERM
                                                         GOVERNMENT FUNDS
                                                        DELAWARE GROUP STATE TAX-FREE INCOME
                                                         TRUST
                                                        DELAWARE GROUP TAX-FREE FUND
                                                        DELAWARE GROUP TAX-FREE MONEY FUND
                                                        DELAWARE INVESTMENTS MUNICIPAL TRUST
                                                        DELAWARE POOLED TRUST
                                                        DELAWARE VIP TRUST
                                                        VOYAGEUR INSURED FUNDS
                                                        VOYAGEUR INTERMEDIATE TAX FREE FUNDS
                                                        VOYAGEUR INVESTMENT TRUST
                                                        VOYAGEUR MUTUAL FUNDS I
                                                        VOYAGEUR MUTUAL FUNDS II
                                                        VOYAGEUR MUTUAL FUNDS III
                                                        VOYAGEUR TAX-FREE FUNDS,
                                                        for its series set forth in Schedule
                                                        A to this Agreement


By:      Michael P. Bishof                              By:    Jude T. Driscoll
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Name:    Michael P. Bishof                              Name:  Jude T. Driscoll
Title:   Senior Vice President/Investment Accounting    Title: Chairman/President/Chief Executive Officer
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